Calculation of Filing Fee Tables
S-8
HUTCHMED (China) Ltd
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Ordinary Shares, US$0.10 par value per share	457(a)	43,616,756	$ 2.269	$ 98,966,419.36	0.0001381	$ 13,667.26
Total Offering Amounts:						$ 98,966,419.36		$ 13,667.26
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 13,667.26
Offering Note
[1]	Regarding the "Amount Registered," pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement includes an indeterminate number of additional ordinary shares, par value US$0.10 per share (the "Ordinary Shares") of HUTCHMED (China) Limited (the "Registrant"), which may be offered and issued under the Registrant's 2026 Share Option Scheme (the "2026 Share Option Scheme") to prevent dilution from stock splits, stock dividends or similar transactions. Regarding the "Security Class Title," these shares may be represented by the Registrant's American depositary shares ("ADSs"), each of which represents five Ordinary Shares. The Registrant's ADSs issuable upon deposit of the Ordinary Shares registered hereby have been registered under a separate registration statement on Form F-6 (File No. 333-209930), as amended. Regarding the "Amount Registered," the number represents Ordinary Shares issuable pursuant to options to be granted under the 2026 Share Option Scheme. Regarding the "Proposed Maximum Offering Price Per Unit," it is estimated in accordance with Rules 457(c) and 457(h)(1) under the Securities Act solely for the purpose of calculating the registration fee, is US$2.269 based on the average of the high and low prices of the Ordinary Shares as reported by the Nasdaq Global Select Market on June 3, 2026 (each ADS represents five Ordinary Shares).

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources